Exhibit 99.1

Donaldson Company Reports Fourth Quarter and Full-Year 2019 Earnings

Donaldson achieved record sales of $2.85 billion in 2019, an increase of 4.0 percent from 2018
In 2019, Donaldson invested $150 million of capital and returned $229 million to shareholders
Fiscal 2020 sales forecasted between a 2 percent decline and 4 percent increase
Operating margin expected to grow 0.3 to 0.9 percentage points in 2020, driven by gross margin

MINNEAPOLIS (September 5, 2019) - Donaldson Company, Inc. (NYSE: DCI) today reported 2019 net earnings of $58.0 million in fourth quarter and $267.2 million for the full year, compared with $102.4 million and $180.3 million, respectively, in 2018. Excluding certain one-time items in the current and prior years,1 adjusted earnings per share (EPS)2 were $0.61 in fourth quarter and $2.21 for the full-year 2019, an increase of 5.2 percent and 10.5 percent, respectively, from 2018. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

“We generated record sales and profit in 2019, due in part to strong performance in our Advance and Accelerate3 businesses, and we made a record level of investments to drive long-term profitable growth,” said Tod Carpenter, chairman, president and chief executive officer. “We were pleased with sales results last quarter, which matched our forecast, and earnings were also in line as a better-than-expected tax rate offset the impact of demand volatility on gross margin.

“Our fiscal 2020 plan reflects focused portfolio management in an uneven demand environment. It is likely that uncertainty related to global trade and the political environment will keep our customers cautious, and some of our engine-related end markets are nearing the peak of their economic cycle. As these factors affect demand, our innovative products with recurring revenue, combined with disciplined expense planning, give us greater stability and flexibility as we remain focused on the future. We are making incremental investments to drive our strategic priorities in 2020, and we are aggressively pursuing gross margin improvement opportunities. Our company is aligned on our strategic and operational objectives, and we are excited about our path to delivering another year of record profit.”

[1] See the “Accounting Considerations” section for more information about the adjusting items.
[2] All earnings per share figures refer to diluted earnings per share. Adjusted earnings are a non-GAAP financial measure that exclude the impact of certain items not related to ongoing operations.

[3] Advance & Accelerate includes Industrial Air Filtration (IAF) replacement parts, Engine Aftermarket, Venting Solutions, Process Filtration, Semiconductor and Industrial Hydraulics.

Operating Results

Fourth quarter 2019 sales increased 0.3 percent to $726.9 million from $724.7 million in 2018. Included within the year-over-year change are the following items:

•	The acquisition of BOFA International LTD (BOFA), which was completed during first quarter 2019, added approximately 1.3 percentage points,

•	Price increases added approximately 0.9 percentage points,

•	Adoption of the revenue recognition accounting standard (revenue recognition) added approximately 0.6 percentage points, and

•	Currency translation reduced sales by approximately 2.0 percent.

	Three Months Ended		Twelve Months Ended
	2019		2018
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change

Off Road	(10.1)%	(8.0)%	(3.7)%	(0.8)%
On Road	1.5	2.2	16.6	18.4
Aftermarket	0.3	2.5	4.2	7.1
Aerospace and Defense	4.0	5.7	9.8	11.7
Total Engine Products segment	(1.1)%	0.9%	4.2%	6.9%
Industrial Filtration Solutions	6.2%	8.8%	8.0%	11.1%
Gas Turbine Systems	6.9	8.5	(8.0)	(6.5)
Special Applications	(8.8)	(8.0)	(2.6)	(0.7)
Total Industrial Products segment	3.3%	5.5%	3.8%	6.5%
Total Company	0.3%	2.3%	4.0%	6.8%

Fourth quarter sales of Engine Products (Engine) decreased 1.1 percent from last year on a reported basis, and the sales increased 0.9 percent when excluding the negative impact from currency translation. Engine realized benefits from pricing and revenue recognition of 1.1 percent and 0.9 percent, respectively. Engine faced mixed conditions across geographies and markets, with On-Road experiencing continued strength in the US/CA market while Off-Road and Aftermarket were stronger internationally. Timing of orders contributed to the year-over-year growth in Aerospace and Defense.

Fourth quarter sales of Industrial Products (Industrial) increased 3.3 percent from last year. Industrial realized benefits of 3.9 percent from BOFA and 0.5 percent from pricing, partially offset by a negative impact from currency translation of 2.2 percent. Sales of Industrial Filtration Solutions (IFS) increased 6.2 percent, reflecting benefits from BOFA and replacement parts, partially offset by lower sales of new equipment. Gas Turbine Systems (GTS) sales increased due to the timing of new equipment sales, and the Special Applications (SA) sales decline was due to Disk Drive filters.

Fourth quarter 2019 operating income as a rate of sales (operating margin) declined to 14.4 percent from 14.9 percent in 2018,4 including a negative impact of 0.1 percentage point from revenue recognition.

Fourth quarter gross margin was 33.5 percent, compared with 34.9 percent in 2018, including a negative impact of 0.2 percentage points from revenue recognition. The year-over-year gross margin decline was driven by unfavorable mix of product sales within markets, combined with higher raw materials and supply chain costs. These gross margin pressures were partially offset by pricing benefits. Operating expense as a percent of sales (expense rate) improved 0.8 percentage points to 19.2 percent from 20.0 percent in 2018, reflecting lower incentive compensation expense, partially offset by higher salary and other employee-related expenses.

Fourth quarter other expense was $0.5 million, compared with income of $0.9 million in the prior year. The year-over-year change was driven by charges related to Donaldson’s global cash optimization efforts. Fourth quarter 2019 interest expense declined to $5.2 million from $5.6 million in 2018.

Donaldson’s fourth quarter income tax expense included a charge of $19.1 million related to final tax regulations that clarify provisions of the Federal Tax Cuts and Jobs Act. Excluding this impact, the fourth quarter 2019 adjusted tax rate was 21.4 percent, compared with an adjusted tax rate of 26.2 percent in 2018. The year-over-year decline was driven by benefits from a lower U.S. corporate tax rate, combined with the favorable settlement of a tax audit.

During fourth quarter 2019, Donaldson repurchased 500 thousand shares of its common stock at an average price of $49.45 for a total investment of $24.7 million. For the full year, the Company repurchased 2.0 percent of its outstanding shares for a total investment of $129.2 million. Donaldson paid dividends of $26.8 million in fourth quarter and $99.7 million for the full year.

Fiscal 2020 Outlook

Donaldson expects fiscal 2020 GAAP EPS between $2.21 and $2.37, compared with fiscal 2019 GAAP and adjusted EPS of $2.05 and $2.21, respectively.

Compared with 2019, fiscal 2020 sales are projected in a range between a 2 percent decline and a 4 percent increase, including a negative impact from currency translation of 1 to 2 percent that is partially offset by price benefits of approximately 1 percent. Compared with 2019, fiscal 2020 Engine sales are projected in a range between a 4 percent decline and a 2 percent increase, reflecting growth in Aerospace and Defense and Aftermarket, combined with lower year-over-year sales in the Company’s first-fit On-Road and Off-Road businesses. Industrial sales are expected to increase from fiscal 2019 between 2 and 8 percent, reflecting growth in IFS and GTS, partially offset by declining sales in SA. Within Industrial, growth in IFS is due in part to one quarter of incremental benefits from the acquisition of BOFA. Currency translation is expected to negatively impact both segments by 1 to 2 percent.

[4] Prior-period profit rates and other income conform to the adoption of new accounting standards, which are described in the “Accounting Considerations” section of this press release.

Donaldson expects fiscal 2020 operating margin between 13.9 and 14.5 percent, compared with 13.6 percent in 2019. The year-over-year improvement is due to higher gross margin, partially offset by a higher expense rate.

The Company expects full-year 2020 interest expense between $18 million and $20 million, and other income is forecast between $4 million and $8 million. Donaldson’s fiscal 2020 effective income tax rate is forecast between 25.0 and 27.0 percent.

The Company expects fiscal 2020 capital expenditures between $110 million and $130 million, and cash conversion is forecast between 80 and 95 percent. Donaldson expects to repurchase approximately 2 percent of its outstanding shares during fiscal 2020.

Accounting Considerations

Following the enactment of the Federal Tax Cuts and Jobs Act (TCJA), the Company engaged in additional efforts related to optimizing its global cash. During fourth quarter 2019, Donaldson enhanced its subsidiary structure to leverage cash optimization benefits made possible by the TCJA. This enhancement resulted in a charge of $2.1 million in fourth quarter 2019. Other TCJA-related matters resulted in fourth quarter and full-year 2019 net charges of $19.1 million and $18.6 million, respectively, compared with a benefit of $26.0 million in fourth quarter 2018 and a full-year 2018 charge of $84.1 million. The fourth quarter charge was driven by final tax regulations issued during Donaldson’s fiscal fourth quarter that were clarifying provisions of the TCJA. The fiscal 2019 and 2018 amounts are excluded from the Company’s calculation of adjusted earnings.

On August 1, 2018, Donaldson adopted the FASB standards ASU 2014-09, Revenue from Contracts with Customers (“revenue recognition”), and ASU 2017-07, Compensation - Retirement Benefits (“pension accounting”).

Donaldson elected to adopt the new revenue recognition standard using the modified retrospective method; therefore, fiscal 2019 results conform with the new standard, while results prior to August 1, 2018, conform to the previous standard. Adoption of the new standard resulted in additional sales in fourth quarter and full-year 2019 of $4.5 million and $14.8 million, respectively. The adoption also added $0.1 million to gross profit in fourth quarter and reduced full-year 2019 gross profit by $0.5 million.

Under the new pension accounting standard, Donaldson continued reporting the service component of retirement costs in operating income and the non-service components was now reported in other income. The new standard requires use of a retrospective method in accounting for the change; therefore, results in all periods presented conform with the new standard.

Miscellaneous

The Company will webcast its fourth quarter and full-year 2019 earnings conference call today at 9:00 a.m. CDT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CDT today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, economic and industrial conditions worldwide; the Company's ability to maintain competitive advantages; threats from disruptive innovation; highly competitive markets with pricing pressure; the Company's ability to protect and enforce its intellectual property; the difficulties in operating globally; customer concentration in certain cyclical industries; significant demand fluctuations; unavailable raw materials or material cost inflation; inability of operations to meet customer demand; difficulties with information technology systems and security; foreign currency fluctuations; governmental laws and regulations; litigation; changes in tax laws and tax rates, regulations and results of examinations; the Company's ability to attract and retain qualified personnel; changes in capital and credit markets; execution of the Company's acquisition strategy; the possibility of intangible asset impairment; the Company's ability to manage productivity improvements; unexpected events and the disruption on operations; the Company's ability to maintain an effective system of internal control over financial reporting; and the United Kingdom’s decision to end its membership in the European Union. These and other risks and uncertainties are described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended July 31, 2018. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-K.

About Donaldson Company

Founded in 1915, Donaldson Company is a global leader in the filtration industry with sales, manufacturing and distribution locations around the world. Donaldson’s innovative technologies are designed to solve complex filtration challenges and enhance customers’ equipment performance. For more information, visit www.Donaldson.com.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	July 31,			July 31,

	2019	2018	Change	2019	2018	Change

Net sales	$726.9	$724.7	0.3%	$2,844.9	$2,734.2	4.0%
Cost of sales	483.1	471.9	2.4	1,896.6	1,798.4	5.5
Gross profit	243.8	252.8	(3.6)	948.3	935.8	1.3
Operating expenses	139.4	144.6	(3.6)	560.1	558.8	0.2
Operating income	104.4	108.2	(3.5)	388.2	377.0	3.0
Interest expense	5.2	5.6	(7.1)	19.9	21.3	(6.6)
Other expense (income), net	0.5	(0.9)	(155.6)	(6.9)	(7.9)	(12.7)
Earnings before income taxes	98.7	103.5	(4.6)	375.2	363.6	3.2
Income taxes	40.7	1.1	3,600.0	108.0	183.3	(41.1)
Net earnings	$58.0	$102.4	(43.4)%	$267.2	$180.3	48.2%

Weighted average shares – basic	128.0	129.5	(1.2)%	128.3	130.3	(1.5)%
Weighted average shares – diluted	129.7	131.4	(1.3)%	130.3	132.2	(1.5)%
Net earnings per share – basic	$0.45	$0.79	(43.0)%	$2.08	$1.38	50.7%
Net earnings per share – diluted	$0.45	$0.78	(42.3)%	$2.05	$1.36	50.7%

Cash dividends paid per share	$0.21	$0.19	10.5%	$0.78	$0.73	6.8%

Note: Amounts may not foot due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31,	July 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$177.8	$204.7
Accounts receivable, net	529.5	534.6
Inventories, net	332.8	334.1
Prepaid expenses and other current assets	82.5	52.3
Total current assets	1,122.6	1,125.7
Property, plant and equipment, net	588.9	509.3
Goodwill	303.1	238.4
Intangible assets, net	70.9	35.6
Deferred income taxes	14.2	19.2
Other long-term assets	42.9	48.4
Total assets	$2,142.6	$1,976.6

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings	$2.1	$28.2
Current maturities of long-term debt	50.2	15.3
Trade accounts payable	237.5	201.3
Other current liabilities	193.1	224.6
Total current liabilities	482.9	469.4
Long-term debt	584.4	499.6
Non-current income taxes payable	110.9	105.3
Deferred income taxes	13.2	4.2
Other long-term liabilities	48.5	40.3
Total liabilities	1,239.9	1,118.8

Redeemable non-controlling interest	10.0	—

Total shareholders’ equity	892.7	857.8
Total liabilities & shareholders’ equity	$2,142.6	$1,976.6

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31,
	2019	2018
Operating Activities
Net earnings	$267.2	$180.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	81.1	76.7
Deferred income taxes	10.2	7.0
Stock-based compensation expense	15.0	16.7
Other, net	(8.8)	(30.3)
Changes in operating assets and liabilities, excluding effect of acquired businesses	(18.9)	12.5
Net cash provided by operating activities	345.8	262.9

Investing Activities
Net expenditures on property, plant and equipment	(150.4)	(95.9)
Acquisition, net of cash acquired	(96.0)	0.5
Net cash used in investing activities	(246.4)	(95.4)

Financing Activities
Proceeds from long-term debt	155.0	197.7
Repayments of long-term debt	(45.9)	(272.4)
Change in short-term borrowings	(25.3)	6.0
Purchase of treasury stock	(129.2)	(122.0)
Dividends paid	(99.7)	(94.7)
Tax withholding for stock compensation transactions	(4.1)	(2.6)
Exercise of stock options	25.9	19.2
Net cash used in financing activities	(123.3)	(268.8)
Effect of exchange rate changes on cash	(3.0)	(2.4)
Decrease in cash and cash equivalents	(26.9)	(103.7)
Cash and cash equivalents, beginning of year	204.7	308.4
Cash and cash equivalents, end of year	$177.8	$204.7

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2019	2018	2019	2018

Gross margin	33.5%	34.9%	33.3%	34.2%

Operating expenses rate	19.2%	20.0%	19.7%	20.4%

Operating income rate	14.4%	14.9%	13.6%	13.8%

Other (expense) income, net rate	(0.1)%	0.1%	0.2%	0.3%

Depreciation and amortization rate	2.9%	2.7%	2.9%	2.8%

EBITDA rate	17.2%	17.7%	16.7%	16.9%

Effective tax rate	41.2%	1.1%	28.8%	50.4%

Cash conversion ratio	145.7%	79.4%	73.1%	92.6%

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
ADJUSTED RATES
Gross margin	33.5%	34.9%	33.3%	34.2%

Operating expenses rate	19.2%	20.0%	19.7%	20.4%

Operating income rate	14.4%	14.9%	13.6%	13.8%

Other income, net rate	0.2%	0.1%	0.3%	0.3%

Depreciation and amortization rate	2.9%	2.7%	2.9%	2.8%

EBITDA rate	17.2%	17.7%	16.7%	16.9%

Effective tax rate	21.4%	26.2%	23.7%	27.3%

Cash conversion ratio	106.8%	106.4%	70.7%	76.4%

Note:  Rate analysis metrics are computed by dividing the applicable amount by net sales, cash conversion ratio reflects free cash flow divided by net income. Adjusted rates are non-GAAP measures; see Reconciliation of Non-GAAP Financial Measures schedule for additional information. Amounts may not foot due to rounding.

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31
	2019	2018	Change	2019	2018	Change
NET SALES
Engine Products segment
Off-Road	$75.1	$83.6	(10.1)%	$315.1	$327.4	(3.7)%
On-Road	44.2	43.5	1.5	179.8	154.2	16.6
Aftermarket	335.3	334.2	0.3	1,315.3	1,261.9	4.2
Aerospace and Defense	32.1	30.9	4.0	115.8	105.5	9.8
Total Engine Products segment	$486.8	$492.2	(1.1)%	$1,926.0	$1,849.0	4.2%

Industrial Products segment
Industrial Filtration Solutions	$172.5	$162.5	6.2%	$641.7	$594.3	8.0%
Gas Turbine Systems	25.8	24.1	6.9	106.3	115.5	(8.0)
Special Applications	41.9	45.9	(8.8)	170.8	175.4	(2.6)
Total Industrial Products segment	$240.2	$232.5	3.3%	$918.8	$885.2	3.8%
Total Company	$726.9	$724.7	0.3%	$2,844.9	$2,734.2	4.0%

EARNINGS BEFORE INCOME TAXES
Engine Products segment	$66.0	$74.9	(11.9)%	$254.6	$258.8	(1.6)%
Industrial Products segment	38.6	39.8	(3.0)	140.1	135.5	3.4
Corporate and Unallocated	(5.9)	(11.2)	(47.3)	(19.5)	(30.7)	(36.5)
Total Company	$98.7	$103.5	(4.6)%	$375.2	$363.6	3.2%

EARNINGS BEFORE INCOME TAXES %
Engine Products segment	13.6%	15.2%	(1.6)	13.2%	14.0%	(0.8)
Industrial Products segment	16.1%	17.1%	(1.0)	15.2%	15.3%	(0.1)

Note: Percentage is calculated by dividing earnings before income taxes by sales. Amounts may not foot due to rounding.

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended July 31, 2019
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	(10.1)%	(16.4)%	5.2%	(17.0)%	(49.7)%
On-Road	1.5	26.1	(20.1)	(26.7)	(32.5)
Aftermarket	0.3	(1.3)	(4.3)	6.4	6.5
Aerospace and Defense	4.0	(7.1)	29.6	55.1
Total Engine Products segment	(1.1)%	(1.2)%	(0.6)%	(3.4)%	2.1%

Industrial Products segment
Industrial Filtration Solutions	6.2%	4.6%	9.4%	9.5%	(14.3)%
Gas Turbine Systems	6.9	24.4	15.1	(32.0)	9.7
Special Applications	(8.8)	9.4	2.1	(13.4)	(48.7)
Total Industrial Products segment	3.3%	7.2%	9.3%	(4.8)%	(13.6)%

Total Company	0.3%	0.9%	3.2%	(4.0)%	(0.8)%

	Twelve Months Ended July 31 2019
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	(3.7)%	(9.2)%	7.1%	(2.6)%	(55.7)%
On-Road	16.6	32.5	(1.1)	0.8	(26.5)
Aftermarket	4.2	6.4	(1.1)	4.6	6.6
Aerospace and Defense	9.8	8.1	13.6	1.9
Total Engine Products segment	4.2%	6.8%	1.9%	2.5%	1.7%

Industrial Products segment
Industrial Filtration Solutions	8.0%	7.0%	9.5%	6.3%	9.6%
Gas Turbine Systems	(8.0)	(5.2)	7.7	(42.6)	(14.4)
Special Applications	(2.6)	14.2	3.7	(6.2)	(27.6)
Total Industrial Products segment	3.8%	5.3%	8.7%	(3.9)%	5.1%

Total Company	4.0%	6.4%	4.5%	(0.2)%	2.2%

Note: Amounts may not foot due to rounding.

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended July 31, 2019
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	(8.0)%	(16.4)%	10.0%	(15.2)%	(48.8)%
On-Road	2.2	26.1	(16.0)	(26.2)	(31.6)
Aftermarket	2.5	(1.3)	0.5	10.2	8.4
Aerospace and Defense	5.7	(7.1)	35.5	57.1
Total Engine Products segment	0.9%	(1.2)%	4.3%	(0.6)%	4.0%

Industrial Products segment
Industrial Filtration Solutions	8.8%	4.6%	14.4%	12.9%	(13.9)%
Gas Turbine Systems	8.5	24.4	17.4	(28.6)	9.6
Special Applications	(8.0)	9.4	6.9	(13.4)	(47.6)
Total Industrial Products segment	5.5%	7.2%	14.0%	(3.1)%	(13.2)%

Total Company	2.3%	0.9%	8.0%	(1.7)%	0.8%

	Twelve Months Ended July 31 2019
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	(0.8)%	(9.2)%	12.7%	0.7%	(52.0)%
On-Road	18.4	32.5	4.5	3.8	(23.0)
Aftermarket	7.1	6.4	4.7	9.5	10.7
Aerospace and Defense	11.7	8.1	19.5	5.1
Total Engine Products segment	6.9%	6.8%	7.6%	6.8%	5.7%

Industrial Products segment
Industrial Filtration Solutions	11.1%	7.0%	15.3%	10.3%	13.0%
Gas Turbine Systems	(6.5)	(5.2)	10.1	(39.2)	(14.3)
Special Applications	(0.7)	14.2	9.0	(4.8)	(22.8)
Total Industrial Products segment	6.5%	5.3%	14.0%	(1.3)%	8.1%

Total Company	6.8%	6.4%	10.0%	3.4%	6.1%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2019	2018	2019	2018

Net cash provided by operating activities	$122.5	$104.2	$345.8	$262.9
Net capital expenditures	(38.0)	(22.8)	(150.4)	(95.9)
Free cash flow	$84.5	$81.4	$195.4	$167.0

Free cash flow	$84.5	$81.4	$195.4	$167.0
Discretionary cash contribution to U.S. pension plans	—	—	8.0	35.0
Adjusted free cash flow	$84.5	$81.4	$203.4	$202.0

Net earnings	$58.0	$102.4	$267.2	$180.3
Income taxes	40.7	1.1	108.0	183.3
Interest expense	5.2	5.6	19.9	21.3
Depreciation and amortization	21.4	19.3	81.1	76.7
EBITDA	$125.3	$128.4	$476.2	$461.6

Net earnings	$58.0	$102.4	$267.2	$180.3
Tax (benefit) expense for Federal Tax Cuts and Jobs Act(a)	19.1	(26.0)	18.6	84.1
Restructuring(a)	2.1	—	2.1	—
Adjusted Net Earnings	$79.2	$76.4	$287.9	$264.4

Diluted EPS	$0.45	$0.78	$2.05	$1.36
Tax (benefit) expense for Federal Tax Cuts and Jobs Act(a)	0.14	(0.20)	0.14	0.64
Restructuring(a)	0.02	—	0.02	—
Adjusted diluted EPS	$0.61	$0.58	$2.21	$2.00

(a) See the “Accounting Considerations” section of this press release for additional information.

Note: Although free cash flow, adjusted free cash flow, EBITDA, adjusted net earnings, adjusted diluted EPS and adjusted effective tax rate are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The Company evaluates its results of operations both on an as reported and a constant currency basis. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.